DEFINITIVE PROXY STATEMENT SCHEDULE 14A (Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934

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Allion Healthcare, Inc.
(Exact Name of Registrant as Specified in its Charter)

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1660 Walt Whitman Road
Suite 105
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 20, 2004

        The 2004 Annual Meeting of Stockholders of Allion Healthcare, Inc., a Delaware corporation (the "Company") will be held at the Company's corporate headquarters located at 1660 Walt Whitman Road, Suite 105, Melville, New York, 11747, on the 20th day of July, 2004 at 8:30 a.m., New York time, for the following purposes:

1.	To elect six directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified. The nominees for election are John W. Colloton, James B. Hoover, Michael P. Moran, John Pappajohn, Dr. Derace Schaffer and Harvey Z. Werblowsky;

2.	To consider and act upon a proposal to approve Amendment Number One to the Company's 2002 Stock Incentive Plan (the "2002 Plan") to increase the number of authorized shares of Common Stock thereunder;

3.	To ratify the selection of BDO Seidman, LLP ("BDO") as the Company's independent auditors for the fiscal year ending December 31, 2004; and

4.	To act upon such other matters as may properly come before the annual meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the annual meeting and at any adjournment thereof is June 18, 2004. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of the Company.

By Order of the Board of Directors

Michael P. Moran Chairman, President, Chief Executive Officer and Secretary

Melville, New York
July 9, 2004

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE
REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY
AS POSSIBLE AND RETURN IT IN THE ENCLOSED REPLY ENVELOPE.

ALLION HEALTHCARE, INC.

PROXY STATEMENT

        These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Allion Healthcare, Inc., a Delaware corporation (the "Company"), for use at its annual meeting of stockholders to be held on July 20, 2004, at 8:30 a.m., at the Company's corporate headquarters located at 1660 Walt Whitman Road, Suite 105, Melville, New York, 11747, and at any adjournment or postponement of the annual meeting. These proxy materials are first being furnished to stockholders of the Company on or about July 9, 2004.

PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

Voting

        The Company's common stock, par value $.001 (the "Common Stock"), Series A Preferred Stock, par value $.001 per share (the "Series A Preferred"), the Series B Preferred Stock, par value $.001 per share (the "Series B Preferred"), the Series C Preferred Stock, par value $.001 per share (the "Series C Preferred") and the Series D Preferred Stock, par value $.001 per share (the "Series D Preferred") are the only classes of securities entitled to vote at the annual meeting. On June 18, 2004, the record date for determination of stockholders entitled to vote at the annual meeting, there were 3,100,000 shares of Common Stock outstanding, 512,500 shares of Series A Preferred outstanding, 666,668 shares of Series B Preferred outstanding, 1,235,000 of Series C Preferred outstanding and 1,491,828 shares of Series D Preferred outstanding.

        Each holder of record of Common Stock on June 18, 2004 is entitled to one vote for each share of Common Stock held on such date. Each holder of record of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred on June 18, 2004 is entitled to one vote for each share of Common Stock issuable upon conversion of each share of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred as applicable. As of June 18, 2003, each outstanding share of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred was convertible into one share of Common Stock.

        A majority of the shares of Common Stock, Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred voting together as a single class and represented in person or by proxy, shall constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted in the election of directors. With respect to the election of directors, the nominees receiving the greatest number of affirmative votes will be elected.

        With respect to the approval of Amendment Number One to the 2002 Plan and the ratification of BDO as the Company's independent public accountants for the fiscal year ending December 31, 2004, the affirmative vote of a majority of the shares of Common Stock, Series A Preferred, Series B Preferred, Series C Preferred and the Series D Preferred voting together as a single class present or represented and voting at the annual meeting will constitute approval or ratification of such proposals, provided that the shares voting affirmatively also constitute at least a majority of the required quorum. Shares represented by proxies which are marked "abstain" will be counted as part of the total number of votes cast on such proposals, whereas broker non-votes will not be counted as part of the total number of votes cast on such proposals. Thus, abstentions will have the same effect as votes against any given proposal, whereas broker non-votes will have no effect in determining whether any given proposal has been approved by the stockholders.

Proxies

        Whether or not you are able to attend the annual meeting, you are urged to complete and return the appropriate enclosed proxy card, which is solicited by the Board of Directors and which will be voted as you direct on your proxy card when properly completed. In the event no directions are specified, such proxies will be voted FOR the approval of proposals 1, 2, and 3, described in this Proxy Statement and in the discretion of the proxy holders as to other matters that may properly come before the annual meeting. You may revoke or change your proxy at any time before the annual meeting. To do this, deliver a written notice of revocation or another signed proxy card with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person.

Solicitation of Proxies

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxies, and any additional solicitation material furnished to stockholders.

        Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

        At the annual meeting, the Company is nominating six candidates for election to the Board of Directors. Set forth below is certain information with respect to each of the nominees for the office of director and each other executive officer of the Company. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees listed herein. Each nominee for director has consented to serve on the Board of Directors. If any (or all) such persons should be unavailable or unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for such substitute nominee (or nominees) as the Board of Directors may select. You may withhold authority to vote for any nominee by marking the "Withhold Authority" box on the proxy card and by entering the name of such nominee in the space provided for such purpose on the proxy card.

        The terms of office for each person elected as a director will continue until the next annual meeting of stockholders or until such director's successor has been duly elected and qualified. The six nominees who receive the greatest number of affirmative votes shall become directors.

        To the knowledge of the Company, no arrangement or understanding exists between any of the six nominees and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN.

Nominees for Election

        The nominees for election to the Board of Directors are as follows:

        John W. Colloton, has served as a director of the Company since May 18, 2004. He is currently Director Emeritus of the University of Iowa Hospitals and Clinics. Mr. Colloton previously served as a director of Baxter International Inc. from 1989-2003 and of Radiologix, Inc. from 1997-2002. From 1971 to 1993, Mr. Colloton served as a director of the University of Iowa Hospitals and Clinics, and from 1993 through the year 2000 he was vice president of the University of Iowa for Statewide Health Services. Mr. Colloton also serves as a Lead Director of Wellmark, Inc. (Iowa-South Dakota Blue Cross & Blue Shield).

        James B. Hoover, has served as a director of the Company since June 24, 2003. Mr. Hoover has served as the Managing Partner of Dauphin Capital Partners since 1998. Prior to founding Dauphin Capital in 1998, Mr. Hoover was a general partner of Welsh, Carson, Anderson and Stowe, a management buy-out firm specializing in health care and information services. Prior to joining WCAS, Mr. Hoover was a general partner of Robertson, Stephens & Co., an investment banking firm specializing in the financing of emerging growth companies with a particular emphasis on the health care industry. Mr. Hoover joined Robertson, Stephens in 1984. Mr. Hoover is a director of Quovadx Inc., and U.S. Physical Therapy, Inc. two publicly-traded companies, as well as a director of several private health care companies. He is a member of the Special Projects Committee of Memorial Sloan-Kettering Cancer Center. He received his MBA from the Graduate School of Business at Indiana University. He holds a BA degree from Elizabethtown College (Pennsylvania) where he presently serves as a member of its board of trustees and chairman of its investment committee. The Company's Board of Directors has determined that Mr. Hoover, who serves as chairman of the Company's Audit Committee, meets the SEC definition of an "audit committee financial expert" and the additional "independence" requirements of the NASD's listing standards.

         Michael P. Moran, has served as Chairman, President, Secretary, Chief Executive Officer and as a director of the Company since September 1997. Mr. Moran served as acting Chief Financial Officer from January 2004, the date that the Company's former Chief Financial Officer resigned, until May 18, 2004, the date that James Spencer was appointed Chief Financial Officer. From 1996 to September of 1997, Mr. Moran was a Regional Vice President at Coram Healthcare, Inc. From 1990 to 1996, Mr. Moran was a Regional Vice President for Chartwell Home Therapies, Inc. Prior to 1990, Mr. Moran held various sales and management positions at Critical Care America, Inc. Mr. Moran received a BS degree in management from Assumption College.

        John Pappajohn, has served as a director of the Company since 1996. Since 1969, Mr. Pappajohn has been the President and principal stockholder of Equity Dynamics, Inc., a financial consulting firm, and the sole owner of Pappajohn Capital Resources, a venture capital firm. Mr. Pappajohn has served on the boards of over 40 public companies and currently serves as a director of the following public companies; MC Informatics, Inc., PACE Health Management Systems, Inc. and Patient Infosystems, Inc. Mr. Pappajohn received his B.S.C. degree in business from the University of Iowa.

        Derace Schaffer, M.D., has served as a director of the Company since 1996. Dr. Schaffer is a founder and director of Radiologix, Inc. Dr. Schaffer is the Chairman and CEO of the IDE Group, P.C., one of the radiology practices with which Radiologix has a contractual relationship. Dr. Schaffer is also CEO and President of the Lan Group, a venture capital firm. Dr. Schaffer is the founder and Chairman of Patient Infosystems, Inc., a public company. Dr. Schaffer is a member of the board of directors at Logisticare, Inc., a founder and director of Cardsystems, Inc. and founder and Chairman of MedEView, Inc. Dr. Schaffer is a board certified radiologist. He received his postgraduate radiology training at the Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is a member of Alpha Omega Alpha, the national medical honor society, and is Clinical Professor of Radiology at the University of Rochester School of Medicine.

        Harvey Z. Werblowsky, Esq., has served as a director of the Company since May 18, 2004. Since December 2003, he has been the general counsel of Kushner Companies, a real estate organization. From December 1990 until December 2003, Mr. Werblowsky was a partner at the law firm of McDermott Will & Emery LLP. Mr. Werblowsky received a BA degree from Yeshiva University and a JD degree from New York University School of Law.

Additional Executive Officers

        Robert E. Fleckenstein, RPh, has served as Vice President of Pharmacy Operations since January 2004 and is responsible for national pharmacy operations. Mr. Fleckenstein has held positions in pharmacy management for 20 years, with over 10 of those years in specialty pharmacy. From 2000 to 2002, Mr. Fleckenstein served as Vice President of Operations for CVS ProCare at its Pittsburgh distribution center. From 1997 to 2000, he served as Director of Pharmacy Services for Stadtlanders

Drug Company. Prior to 1997, he held various management level positions in specialty and hospital pharmacy companies. Bob received his B.S. in pharmacy from the University of Pittsburgh and his MBA from the Katz Graduate School of Business at the University of Pittsburgh.

        MikeLynn Salthouse, RN, has served a Vice President, HIV Sales since October 2002. Ms. Salthouse has worked in the pharmaceutical industry for 20 years, including 9 years with Stadtlanders and CVS ProCare. Ms. Salthouse served as Vice President, Sales and Vice President, Business Development while with Stadtlanders and CVS ProCare. Prior to 1993, Ms. Salthouse held sales management positions with both Ivonyx and Clinical Homecare, infusion service companies, as well as various sales and management positions at McNeil Consumer Products, a division of Johnson & Johnson. Ms. Salthouse attended Loma Linda University and graduated from Riverside College, both in Southern California.

        James G. Spencer, has served as the Company's Chief Financial Officer since May 18, 2004 and served as a consultant to the Company from October 2003 until becoming Chief Financial Officer. Prior to joining the Company, Mr. Spencer served as a Vice President in the Health Care Investment Banking Group for Thomas Weisel Partners starting in February 2002. Prior to that time, he served as Vice President in the Health Care Investment Banking Group for Credit Suisse First Boston from 1999 to 2002. Prior to 1999, Mr. Spencer worked at Alex. Brown and Sons in Health Care Investment Banking. Mr. Spencer has a MBA from The Wharton School of the University of Pennsylvania and a B.S. in Economics and Management Statistics from the University of Maryland.

        The following table sets forth the names, ages and principal positions of our directors and executive officers:

Director	Ag	e	Principal Position with the Company
John W. Colloton (2)(4)	73		Director
James B. Hoover(1)(2)(3)(4)	49		Director
Michael P. Moran	43		Chairman, President, Chief Executive
			Officer and Secretary
John Pappajohn(1)(2) (4)	75		Director
Derace Schaffer, M.D.(1)(4)	55		Director
Harvey Z. Werblowsky, Esq.	56		Director

Executive Officer	Ag	e	Principal Position with the Company
Robert E. Fleckenstein, RPh	50		Vice President, Pharmacy Operations
MikeLynn Salthouse	48		Vice President, HIV Sales
James G. Spencer	36		Chief Financial Officer

________________________
(1) Member of the Compensation Committee
(2) Member of the Audit Committee
(3) Audit Committee Financial Expert
(4) Member of Corporate Governance/Nominating Committee

Board Committees and Meetings

        The standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee.

        During the fiscal year ended December 31, 2003, the Board of Directors held five meetings. During this period, each director attended or participated in at least 75% of the meetings held by the Board of Directors during the period in which such director served, including the meetings held by the committees on which such director served.

        The members of the Audit Committee are John Colloton, James Hoover and John Pappajohn. The Audit Committee provides assistance to the Board of Directors in fulfilling their responsibility to the stockholders, potential stockholders and the investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of the corporation. The Company has determined that James B. Hoover, Chairman of the Company's Audit Committee, meets the SEC's definition of "audit committee financial expert" and the additional independence requirements of the NASD's listing standards. Mr. Colloton also meets the independence requirements of the NASD's listing standards. Mr. Pappajohn may not be deemed independent under the NASD's listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee held five meetings during the fiscal year ended December 31, 2003. A copy of the Audit Committee Charter is available on our website at www.allionhealthcare.com.

        The members of the Compensation Committee are James Hoover, John Pappajohn, and Derace Schaffer. The Chairman of the Compensation Committee is John Pappajohn. The Compensation Committee is appointed by the Board of Directors to discharge the Board of Directors' responsibilities relating to compensation of the Company's directors, officers and executives. Mr. Hoover and Dr. Schaffer each meet the independence requirements of the NASD's listing standards. Mr. Pappajohn may not be deemed independent under the NASD's listing standards. The Compensation Committee has overall responsibility for approving and evaluating the director, officer and executive compensation, plans, policies and programs of the Company. The Compensation Committee operates under a written charter adopted by the Board of Directors. Its functions and qualification for membership are set forth in its charter. The Compensation Committee met once during the fiscal year ended December 31, 2003. A copy of the Compensation Committee Charter is available on our website at www.allionhealthcare.com.

        During 2003, the Board of Directors formed the Corporate Governance/Nominating Committee. The members of the Corporate Governance/Nominating Committee are John Colloton, James Hoover, John Pappajohn, and Derace Schaffer. Mr. Hoover has been appointed as Chairman of the Corporate Governance/Nominating Committee. Messrs. Colloton and Hoover and Dr. Schaffer each meet the independence requirements of the NASD's listing standards. Mr. Pappajohn may not be deemed independent under the NASD's listing standards. The Corporate Governance/Nominating Committee operates under a written charter adopted by the Board of Directors, attached hereto as Exhibit A. A copy of the Corporate Governance/Nominating Committee charter is also available on our website at www.allionhealthcare.com. The Corporate Governance/Nominating Committee: (i) assists the Board of Directors by identifying individuals qualified to become Board members and recommends to the Board the director nominees for the next annual meeting of stockholders, (ii) recommends to the Board the corporate governance guidelines applicable to the Company and (iii) takes a leadership role in shaping the corporate governance of the Company. The Corporate Governance/Nominating Committee did not hold any meetings during fiscal 2003. The Corporate Governance/Nominating Committee evaluates the current Board members at the time they are considered for nomination. The Corporate Governance/Nominating Committee also considers whether any new members should be added to the Board. In the past, director nominees have been found through recommendations from members of the Board and others in the Company. The Corporate Governance/Nominating Committee may also seek assistance from an executive search firm.

        As provided in its charter, the Corporate Governance/Nominating Committee shall select individuals as director nominees who shall have the highest personal and professional ethics integrity and values, who shall be committed to representing the long-term interests of the stockholders and capable of an objective perspective, who shall have mature judgment and experience at policy-making levels, who shall be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and who shall be committed to serve on the Board of Directors for an extended period of time. The Corporate Governance/Nominating Committee shall consider the current composition of the Board of Directors and select nominees that fit the perceived needs of the Board of Directors in terms of independence (as defined by the listing standards applicable to the Company ), background and experience with public company governance, finance, marketing and the healthcare industry, as they are relevant to the Company's then current activities.

        The Corporate Governance/Nominating Committee shall determine the current needs of the Board, and screen candidates to determine whether the nominee meets the general requirements. The Corporate Governance/Nominating Committee will consider recommendations from its stockholders of potential candidates for nomination as director. In the case of a stockholder nominee, before the Corporate Governance/Nominating Committee will screen the candidate the following information must be supplied: a current and complete resume, a statement of the candidate's share ownership and ten (10) references, including both professional and personal references. If this information is supplied, the Corporate Governance/Nominating Committee will subject the candidate to a similar screening process as is used for an internal nomination. Recommendations should be addressed to the Michael P. Moran, Secretary of the Company, at the Company's principal office and must be received no later than March 7, 2005 in order to be considered for the next annual meeting.

        Messrs. Colloton and Werblowsky were both recommended by non-management directors and approved by the Corporate Governance/Nominating Committee.

        We have adopted a Code of Ethics that applies to all executive officers and directors of the Company which can be found on our website at www.allionheathcare.com.

PROPOSAL NO. 2:

APPROVAL OF AMENDMENT NUMBER ONE TO THE COMPANY'S 2002 STOCK
INCENTIVE PLAN

        On May 18, 2004, the Compensation Committee recommended to the Board of Directors that the stockholders approve Amendment Number One to the 2002 Plan attached to this Proxy Statement as Exhibit B. The Amendment increases the number of shares authorized under the 2002 Plan from 500,000 to 1,500,000. The Amendment was approved by the Board of Directors at such meeting, subject to the approval of the Company's stockholders at the annual meeting.

        Background. The Company's 2002 Plan (the "2002 Plan") was approved by the Company's stockholders at the Company's annual meeting held on June 24, 2002. The 2002 Plan authorizes the grant of options to purchase up to 500,000 shares of Common Stock. As of December 31, 2003, incentive stock options to purchase 365,200 shares were outstanding under this plan, and these options have exercise prices ranging from $3.50 to $6.00 per share.

        Stock Options. The 2002 Plan provides for the discretionary grant of incentive stock options within the meaning of Section 422 of the Code to employees, and also for the grant of non-qualified stock options to employees, non-employee directors, consultants and other independent contractors providing services to us.

        Administration. The 2002 Plan provides that it may be administered by the Company's Board of Directors or a committee of two or more members of the Board of Directors. The administrator has the power to determine who receives option grants and the terms of the options granted, including exercise price, the number of shares subject to each option and the exercisability thereof. The administrator also has the authority to cancel and re-grant options. Until recently, the Company's Board of Directors administered the 2002 Plan. Currently the 2002 Plan is administered by the Company's Compensation Committee.

        Stock Options. The exercise price of all incentive stock options granted under the 2002 Plan must be at least equal to the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted to such a participant must be at least equal to 110% of the fair market value of the common stock on the grant date, and the term of any such incentive stock option must not exceed five years. The term of all other options granted under the 2002 Plan may not exceed ten years.

        Change in Control. The 2002 Plan provides that, in the event: (i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of Company, (ii) the Company merges with or into another company in which more than 50% of the surviving company is not owned by the Company's stockholders before such merger, (iii) of a liquidating sale of all or substantially all of the Company's assets or (iv) a Person (as defined in the 2002 Plan) acquires 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), the administrator may accelerate the vesting of each outstanding option under the 2002 Plan unless the options are assumed by a successor or replaced with a comparable cash incentive program.

        Other Terms of Options. Options granted under the 2002 Plan are generally not transferable by the optionee, and each option is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 2002 Plan must generally be exercised within three months after the optionee ceases to be an employee, director or consultant, or within one year after such optionee's termination of service by reason of disability or death, but in no event later than the expiration of the option's term. Unless terminated sooner, the 2002 Plan will automatically terminate on May 15, 2012. The Board of Directors also has the authority to amend, suspend or terminate the 2002 Plan, provided that no such action may adversely affect any outstanding option grants or increase the authorized shares under the 2002 Plan without stockholder approval.

Options Outstanding Under the 2002 Plan

        As of June 18, 2004, incentive stock options to purchase 376,000 shares of common stock and nonqualified options to purchase 100,000 shares of common stock were outstanding under the 2002 Plan (excluding the options granted to certain employees and independent directors of the Company, subject to stockholder approval at the annual meeting). The stock options have an exercise price equal to the fair market value of our common stock on the date of grant. Of the total number of options outstanding (excluding the options granted to certain employees subject to stockholder approval), 182,125 were vested as of May 18, 2004.

        The following table sets forth information regarding the number of shares subject to options granted under the 2002 Plan as of June 18, 2004 to: (i) all executive officers named in the Summary Compensation Table; (ii) all current executive officers as a group; (iii) all non-executive directors as a group and (iv) all employees, including all current executives who are not executive officers, as a group (excluding the options granted to certain employees and independent directors on May 18, 2004 subject to stockholder approval at the annual meeting).

		Number of
		Shares
		Subject to
Name	Position	Options

Michael P. Moran	Chairman, President and Chief Executive Officer	50,000
Broughan Gorey(1)	Former Chief Financial Officer	0
James G. Spencer	Chief Financial Officer	125,000
Robert E. Fleckenstein	Vice President, Pharmacy Operations	50,000
MikeLynn Salthouse	Vice President, HIV Sales	115,000
All current executive officers as a group (4 persons)		340,000
All non-executive directors as a group (2 persons)(2)		100,000
All other employees as a group (55 persons)		86,000

________________________________________

(1)	In January 2004, Broughan Gorey resigned from the Company.
(2)	Options granted are subject to stockholder approval of Proposal No. 2 at the annual meeting.

Federal Income Tax Consequences

A.	Incentive Stock Options. The following general rules are applicable to holders of incentive stock options and to the Company for Federal income tax purposes under existing law:

1.	Generally, no taxable income results to the optionee upon the grant of an incentive stock option or upon the issuance of shares to him or her upon exercise of the incentive stock option.

2.	No tax deduction is allowed to the Company upon either grant or exercise of an incentive stock option under the 2002 Plan.

3.	If shares acquired upon exercise of an incentive stock option are not disposed of prior to the later of: (i) two years following the date the incentive stock option was granted; or (ii) one year following the date the shares are transferred to the optionee pursuant to the exercise of the incentive stock option ("Requisite Holding Period"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

4.	If shares acquired upon exercise of an incentive stock option are disposed of before the expiration of the Requisite Holding Period described in A(3) herein (a "disqualifying disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the incentive stock option over the exercise price; or (ii) the difference between the disqualifying disposition sales price of the shares and the exercise price, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

5.	In any year that an optionee recognizes compensation income on a disqualifying disposition of shares acquired by exercising an incentive stock option, the Company will generally be entitled to a corresponding deduction for income tax purposes.

6.	Any excess of the amount realized by the optionee as the result of a disqualifying disposition over the sum of: (i) the exercise price; and (ii) the amount of ordinary income recognized under the above rules will be treated as either a long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of such shares disposed of.

7.	The bargain element at the time of exercise of an incentive stock option, i.e., the amount by which the fair market value of the Common Stock acquired upon exercise of the incentive stock option exceeds the exercise price, may be taxable to the optionee under the "alternative minimum tax" provisions of the Code.

B.	Nonqualified Options. The following general rules are applicable to holders of nonqualified options and to the Company for Federal income tax purposes under existing law:

1.	The optionee does not realize any taxable income upon the grant of a nonqualified option, and the Company is not allowed a business expense deduction by reason of such grant.

2.	The optionee will recognize ordinary compensation income at the time of exercise of a nonqualified option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3.	In general, the Company will be entitled to a tax deduction when compensation is recognized by the optionee.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT NUMBER ONE TO THE 2002 PLAN.

PROPOSAL NO. 3:

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        At the annual meeting, the stockholders are being asked to ratify the selection of BDO as the Company's independent public accountants for the fiscal year ending December 31, 2004.

        On May 16, 2002, the Company engaged BDO, independent certified public accountants, as the Company's principal accountants to audit the Company's financial statements for the year ended December 31, 2002. The Company engaged BDO in replacement of Holtz Rubenstein & Co., LLP, who had previously been engaged for the same purpose, and whose dismissal was effective the same date. The decision to change the Company's independent accountants was recommended by the Company's Audit Committee of the Board of Directors and approved by the Company's Board of Directors.

        The reports of Holtz Rubenstein & Co., LLP on the financial statements of the Company for the fiscal year ended December 31, 2000 and December 31, 2001 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two years ended December 31, 2000 and December 31, 2001 and through the subsequent interim period preceding the decision to change independent accountants, there were no disagreements with Holtz Rubenstein & Co., LLP on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Holtz Rubenstein & Co., LLC, would have caused it to make reference thereto in its report on the financial statements for such years.

        During the two years ended December 31, 2000 and 2001 and through the subsequent interim period preceding the decision to change independent accountants, neither the Company nor anyone acting on its behalf consulted BDO regarding either the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, nor has BDO provided to the Company a written report or oral advice regarding such principles or audit opinion.

        Representatives of BDO are expected to be present at the annual meeting to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders. Representatives from Holtz Rubenstein & Co., LLP will not be present at the meeting.

        In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm for such fiscal year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

Independent Auditors Fees

        The following table sets forth approximate aggregate fees billed to the Company for fiscal years ending December 31, 2003 and December 31, 2002 by BDO:

	2003 ($)	2002 ($)
Audit Fees(1)	$100,255	$ 94,066
Audit Related Fees(2)	$116,436	$ 42,300
Tax Fees(3)	$ 13,756

Total	$ 230,447	$136,366

(1)	The aggregate fees billed for the fiscal years ended December 31, 2003 and 2002, covered the audit of our annual financial statements and the review of our financial statements for the first, second and third quarters of 2003 and 2002, respectively.
(2)	The aggregate audit-related fees billed during the fiscal year ended December 31, 2003 were primarily related to the audits and reviews of Medicine Made Easy, which the Company acquired on May 1, 2003. The aggregate audit-related fees billed during the fiscal year ended December 31, 2002 were primarily related to due diligence.
(3)	The aggregate tax fees billed during the fiscal year ended December 31, 2003 were primarily related to the preparation and filing the Company's federal consolidated and state tax returns.

        The Charter of the Audit Committee provides that all audit and non-audit services to be performed by the Company's independent public auditors must be approved in advance by the Audit Committee. As permitted by the Securities Exchange Act of 1934 (the "Exchange Act"), the Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services. All such approvals are presented to the Audit Committee at its next scheduled meeting.

        As permitted by the Exchange Act, the charter of the Company's Audit Committee permits the waiver of the pre-approval requirements for services other than audit services if certain conditions are met. All audit related services, tax services and other services were pre-approved by the Audit Committee which considered that the provision of such services was compatible with maintaining the independence of BDO in the conduct of its auditing functions.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        As of the year ended December 31, 2003, the Audit Committee of the Board of Directors of the Company was comprised of the two directors whose names appear at the end of the report of the Audit Committee. Mr. Pappajohn, a member of the Audit Committee, may not be deemed to be an independent director, as defined in Rule 4200 of the NASD Manual, due, among other things, to the warrants and other compensation that he has received from the Company.

        The Audit Committee has reviewed and discussed the Company's audited financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2003. Management has confirmed to the Audit Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management, and (ii) have been prepared in conformity with generally accepted accounting principles.

        The members of the Audit Committee have discussed with BDO, the Company's independent auditors for the year ended December 31, 2003, the matters required to be discussed by SAS 61 (Communications with Audit Committee), as amended by SAS 90. SAS 61, as amended by SAS 90, requires the Company's independent auditors to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including information with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

        The Audit Committee has received from BDO a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between BDO and the Company that in their professional judgment may reasonably be thought to bear on independence. BDO has discussed its independence with the Audit Committee, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

        Based on the review and discussions described above with respect to the Company's audited financial statements for the year ended December 31, 2003, the Audit Committee recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

        As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company's independent auditors with respect to such financial statements.

Submitted by the Audit Committee
of the Company's board of directors

James B. Hoover
John Pappajohn

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

        The following table sets forth certain information as of July 2, 2004 regarding the beneficial ownership of the Company's capital stock by (i) each person known by the Company to own more than five percent of the Company's outstanding capital stock; (ii) each of the directors and named executive officers of the Company and (iii) all of the Company's directors and named executive officers as a group:

						Shares	of:

				Preferred Stock, Series:

		%of
	Common	Common		% of A		% of B		% of C		% of D	% of
Name(1)	Stock	Stock (2)	A	(3)	B	(4)	C	(5)	D	(6)	All (7)

John Pappajohn (8)	1,652,500	44.0%	--	--	--	--	100,000	8.1%	--	--	21.9%
2116 Financial Ctr
Des Moines, IA 50309

Principal Life Insurance Company (9)	733,334	19.1%	--	--	333,334	50.0%	400,000	32.4%	--	--	10.5%
711 High Street
Des Moines, IA 50392

Edgewater Private Equity Fund II,	637,373	20.2%	--	--	--	--	50,000	4.0%	--	--	9.1%
L.P. (10)
900 N. Michigan Ave., 14th Fl
Chicago, IL 60611

Michael P. Moran (11)	636,111	17.0%	--	--	--	--	--	--	--	--	8.3%
1660 Walt Whitman Road, Suite 105
Huntington Station, NY 11747

Gary Kirke (12)	500,000	13.9%	500,000	97.6%	--	--	--	--	--	--	7.1%
417 Locust Street
Des Moines, IA 50309

Derace Schaffer, MD (13)	386,111	12.1%	--	--	--	--	--	--	--	--	5.4%
3489 Elmwood Ave
Rochester, NY 14610

Gainesborough Investments, L.L.C. (14)	333,334	9.7%	--	--	333,334	50.0%	--	--	--	--	4.8%
420 Bedford St., Ste. 110
Lexington, MA 02420

James B. Hoover (15)	334,444	10.7%	--	--	--	--	315,000	25.5%	--	--	4.8%
1660 Walt Whitman Road, Suite 105
Huntington Station, NY 11747

Dauphin Capital Partners, LP (16)	300,000	8.8%	--	--	--	--	300,000	24.3%	--	--	4.3%
108 Forest Ave., Locust Valley, NY 11560

Northwest Holdings, Ltd.	250,000	8.1%	--	--	--	--	--	--	--	--	3.6%
4th Floor, Bank of Nova Scotia Bldg.,
PO Box 1068
Georgetown, Grand Cayman,
Cayman Islands

Sands Brothers Venture Capital LLC (17)	200,000	6.1%	--	--	--	--	200,000	16.2%	--	--	2.9%

90 Park Ave.,
New York, NY 10016

Presidio Partners LP (18)	166,668	5.1%	--	--	--	--	--	--	166,668	11.2%	2.4%
44 Montgomery Street, Suite 2110
San Francisco, CA 94104

Crestview Capital Master L.L.C. (19)	166,500	5.1%	--	--	--	--	--	--	166,500	11.2%	2.4%
95 Revore Drive, Ste. A
Northbrook, IL 60062

Peter Nordin APS (20)	125,000	3.9%	--	--	--	--	--	--	125,000	8.4%	1.8%
Bakkeuej 2A
DU-3070 Suekkersten

Thominvest OY (21)	83,333	2.6%	--	--	--	--	--	--	83,333	5.6%	*
Italahdenkatu 15-17
Helsinki, Finland

Mikelynn Salthouse (22)	54,167	1.7%	--	--	--	--	--	--	--	--	*
1660 Walt Whitman Road, Suite 105
Huntington Station, NY 11747

James G. Spencer (23)	31,250	*	--	--	--	--	--	--	--	--	*
1660 Walt Whitman Road, Suite 105
Huntington Station, NY 11747

Robert Fleckenstein	--	*	--	--	--	--	--	--	--	--	*
1660 Walt Whitman Road, Suite 105
Huntington Station, NY 11747

All officers and directors as a group	3,084,167	69.0%	--	--	--	--	415,000	33.6%	--	--	36.8%
(7 persons)

* Less Than 1%

Footnotes to Security Ownership Table

(1) This table is based upon information supplied by the officers, directors and principal stockholders and applicable filings made with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The number of shares for each person is calculated in accordance with the rules of the Securities and Exchange Commission and includes shares each person has the right to acquire within 60 days from July 2, 2004.

(2) Percentages are calculated on the basis of the amount of outstanding shares of Common Stock (3,100,000), plus for each person or group, any shares that person or group has the right to acquire within 60 days from July 2, 2004.

(3) Percentages are calculated on the basis of the amount of outstanding shares of Series A Preferred Stock (512,500), plus for each person or group, any shares that person or group has the right to acquire within 60 days from July 2, 2004.

(4) Percentages are calculated on the basis of the amount of outstanding shares of Series B Preferred Stock (666,668), plus for each person or group, any shares that person or group has the right to acquire within 60 days from July 2, 2004.

(5) Percentages are calculated on the basis of the amount of outstanding shares of Series C Preferred Stock (1,235,000), plus for each person or group, any shares that person or group has the right to acquire within 60 days of July 2, 2004.

(6) Percentages are calculated on the basis of the amount of outstanding shares of Series D Preferred Stock (1,491,828), plus for each person or group, any shares that person or group has the right to acquire within 60 days of July 2, 2004.

(7) Percentages are calculated on the basis of the amount of outstanding shares of Common Stock (3,100,000), Series A Preferred Stock (512,500), Series B Preferred Stock (666,668), Series C Preferred Stock (1,235,000) and Series D Preferred Stock (1,491,828) for a total of 7,005,996 shares, plus for each person or group, any shares that person or group has the right to acquire within 60 days from July 2, 2004.

(8) Includes 375,000 shares held by Halkis, Ltd., a sole proprietorship owned by Mr. Pappajohn and 250,000 shares held by Thebes, Ltd., a sole proprietorship owned by Mr. Pappajohn's spouse. Includes 50,000 shares of Common Stock issuable upon exercise of options, 502,500 shares of Common Stock issuable upon exercise of warrants and 100,000 shares of Common Stock issuable upon conversion of shares of Series C Preferred.

(9) Includes 333,334 shares of Common Stock issuable upon conversion of shares of Series B Preferred and 400,000 shares of Common Stock issuable upon conversion of shares of Series C Preferred.

(10) Includes 50,000 shares of Common Stock issuable upon conversion of shares of Series C Preferred.

(11) Represents 636,111 shares of Common Stock issuable upon exercise of options.

(12) Includes 500,000 shares of Common Stock issuable upon conversion of shares of Series A Preferred.

(13) Includes 86,111 shares of Common Stock issuable upon exercise of options.

(14) Includes 333,334 shares of Common Stock usable upon conversion of shares of Series B Preferred.

(15) Represents 19,444 shares of Common Stock issuable upon exercise of options and 15,000 shares issuable upon conversion of shares of the Series C Preferred. Includes Dauphin Capital Partners, LP ownership.

(16) Includes 300,000 shares of Common Stock issuable upon conversion of shares of Series C Preferred.

(17) Includes 30,000 shares of Common Stock held by Sands Brother Venture Capital II LLC issuable upon conversion of shares of Series C Preferred, 100,000 shares of Common Stock held by Sands Brothers Venture Capital III LLC issuable upon conversion of shares of Series C Preferred, and 40,000 shares of Common Stock held by Sands Brothers Venture Capital IV LLC issuable upon conversion of shares of Series C Preferred. Sands Brothers Venture Capital LLC disclaims beneficial ownership of the shares held by Sands Brothers Venture Capital II LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC.

(18) Represents 166,668 shares of Common Stock issuable upon conversion of shares of the Series D Preferred owned by Presidio Partners LP, Geary Partners L.P., Brady Retirement Fund LP and Presidio Offshore International.

(19) Represents 166,500 shares of Common Stock issuable upon conversion of shares of the Series D Preferred.

(20) Represents 125,000 shares of Common Stock issuable upon conversion of shares of the Series D Preferred.

(21) Represents 83,333 shares of Common Stock issuable upon conversion of shares of the Series D Preferred.

(22) Represents 54,167 shares of Common Stock issuable upon conversion of shares of the Series D Preferred.

(23) Represents 31,250 shares of Common Stock issuable upon exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and certain of its officers, and persons who beneficially own more than 10% of the Company's Common Stock (collectively, "Insiders"), to file reports of ownership and changes in ownership of common stock with the Securities and Exchange Commission ("SEC"). Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, we believe that during fiscal 2003, all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except that (i) a Form 4 was not timely filed reflecting a grant of warrants to John Pappajohn in June 2002 to purchase shares of the Company's Common Stock in connection with the continuation of the personal guarantee of a term loan made to the Company; (ii) a Form 4 was not timely filed reflecting a grant of warrants in April 2003 to John Pappajohn to purchase shares of the Company's Common Stock in connection with the subordination of John Pappajohn's security interest in certain of the Company's assets and (iii) a Form 4 was not timely filed reflecting a grant of options to Derace Schaffer in July 2002 to purchase shares of the Company's Common Stock. Corrective filings have since been made.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following Summary Compensation Table sets forth all compensation received for services rendered to the Company in all capacities for the fiscal years ended December 31, 2003, 2002 and 2001, (i) each person who served as Chief Executive Officer of the Company during the year ended 2003 and (ii) each of the other executive officers of the Company who were serving as executive officers as of December 31, 2003.

Summary Compensation Table

	Annual Compensation						Long Term Compensation

						Other	Restricted	Securities
Name and						Annual	Stock	Underlying	All Other
Principal						Compensa	Award(s)	Options/SARs	Compensa
Position	Year	Salary	($)	Bonus	($)	tion ($)	($)	#	tion($)

Michael P. Moran	2003	$247,483		$100,000		$0(1)	$0	0	$0
President, Chief
Executive	2002	$247,569		$0		$0(1)	$0	50,000	$0
Officer and
Secretary	2001	$217,231		$100,000		$0(1)	$0	0	$0

Broughan E. Gorey,	2003	$162,483		$0		$5,400	$0	0	$0
Chief Financial
Officer(2)	2002	$81,828		$25,000	(3)	$2,025	$0	90,000	$0

Mikelynn Salthouse,	2003	$150,000		$0		$7,200	$0	0	$0
Vice President, HIV
Sales	2002	$40,385		$0		$1,650	$0	75,000	$0

(1) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus for the named executive officer.
(2) In January 2004, Broughan Gorey resigned from the Company.
(3) 2002 Bonus was earned in that year and paid in 2003.

Options Grant in Last Fiscal Year (Individual Grants)

        During the year ended December 31, 2003, none of the Company's named executive officers received any grants of stock options.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values

        The following table sets forth information with respect to our equity compensation plans for the fiscal years ended December 31, 2003, 2002 and 2001:

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options
	Shares	Value	Options at Fiscal Year-End	at Fiscal Year End
	acquired on	Realized	Exercisable/Unexercisable	Exercisable/
Name	exercise (#)	($)	Unexercisable (#)	Unexercisable ($)(2)

Michael P. Moran	--	--	625,000/25,000	N/A

Broughan E. Gorey(1)	--	--	45,000/45,000	N/A

Mikelynn Salthouse	--	--	37,500/37,500	N/A

(1) In January 2004, Broughan Gorey resigned from the Company.
(2) There is no trading market for any class of the Company's equity securities.

Equity Compensation Plan Information

			(c) Number of securities
	(a) Number of securities		remaining available
	to be issued upon	(b) Weighted-average	under equity
	exercise of outstanding	exercise price of	compensation plans
	options, warrants and	outstanding options,	[excluding securities
Plan Category	rights	warrants and rights	reflected in column (a)]

Equity compensation
plans approved by
security holders (1)	1,515,200	$ 1.89	134,800

Equity compensation plans not
approved by security holders (2)	844,773	$ 4.20	--

Total	2,359,973	$ 2.72	134,800

(1) Includes options granted pursuant to the 1998 Plan and the 2002 Plan.
(2) Includes warrants granted to various individuals and corporations.

1998 Stock Option Plan

        Background. The Company's 1998 Stock Option Plan (the "1998 Plan") was adopted pursuant to a confirmation of a plan of reorganization adopted on February 1, 1999. The 1998 Plan authorizes the grant of options to purchase up to 1,250,000 shares of Common Stock. As of December 31, 2003, incentive stock options to purchase 1,150,000 shares are outstanding under this plan, and these options have exercise prices ranging from $0.175 to $3.50 per share. No further options will be granted under this plan.

        Stock Options. The 1998 Plan provides for the discretionary grant of incentive stock options, within the meaning of Section 422 of the Code, to employees and for the grant of non-statutory stock options to employees, non-employee directors and consultants and other independent contractors providing services to us.

        Administration. The 1998 Plan provides that it may be administered by the Company's Board of Directors or a committee of two or more members of the Board of Directors. The administrator has the power to determine who receives option grants and the terms of the options granted, including exercise price, the number of shares subject to each option and the exercisability thereof. The administrator also has the authority to cancel and re-grant options. Until recently, the Company's Board of Directors administered the 1998 Plan. Currently the 1998 Plan is administered by the Company's Compensation Committee.

        Stock Options. The exercise price of all incentive stock options granted under the 1998 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of non-statutory stock options granted under the 1998 Plan must be at least equal to 85% of the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted to such a participant must be at least equal to 110% of the fair market value of the common stock on the grant date, and the term of any such incentive stock option must not exceed five years. The term of all other options granted under the 1998 Plan may not exceed ten years.

        Change in Control. The 1998 Plan provides that, in the event the Company merges with or into another company in which more than 50% of the surviving company is not owned by the Company's stockholders before such merger, or in the event of a liquidating sale of all or substantially all of the Company's assets, the administrator may accelerate the vesting of each outstanding option under the 1998 Plan unless the options are assumed by a successor or replaced with a comparable cash incentive program.

        Other Terms of Options. Options granted under the 1998 Plan are generally not transferable by the optionee, and each option is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1998 Plan must generally be exercised within three months after the optionee ceases to be an employee, director or consultant, or within one year after such optionee's termination of service by reason of disability or death, but in no event later than the expiration of the option's term.

        Unless terminated sooner, the 1998 Plan will automatically terminate on February 1, 2009. The Board of Directors also has the authority to amend, suspend or terminate the 1998 Plan, provided that no such action may adversely affect any outstanding option grants or increase the authorized shares under the 1998 Plan without stockholder approval.

Stock Performance Graph

        The Company's securities are not listed or quoted on any securities exchange or market and the Company does not have a ticker or trading symbol.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors generally determines the Company's executive compensation policies.

Philosophy

        The compensation philosophy of the Company is to develop and implement policies that will encourage and reward outstanding financial performance and increase the profitability of the Company, thereby increasing stockholder value. Maintaining competitive compensation levels in order to attract, retain and reward executives who bring valuable experience and skills to the Company is also an important consideration.

        As of the end of December, 2003, the Compensation Committee was composed of the three directors listed below. Working with the Company, the Compensation Committee develops and implements compensation plans for the Company's executive officers.

Compensation Structure

        There are three primary components of executive compensation for the Company's executive officers: base salary, bonus and stock option grants. While the elements of compensation are considered separately, the Compensation Committee takes into account the total compensation package afforded by the Company to the individual executive.

Base Salary

        Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual in light of the Company's compensation philosophy described above. No specific formula is applied in setting an executive officer's base salary, either with respect to the total amount of such base salary or the relative value such base salary should bear to the executive officer's total compensation package. Salaries paid to executive officers (including the Chief Executive Officer) are reviewed annually by the Compensation Committee and proposed adjustments are based upon an assessment of the nature of the position and the individual's contribution to the Company's corporate goals, experience and tenure of the executive officer, comparable market salary data, growth in the Company's size and complexity and changes in the executive's responsibilities. The Compensation Committee approves all changes to executive officers' salaries.

Bonus

        The Compensation Committee, in its discretion, may award bonuses to executive officers. Such bonuses are based upon: an executive officer's performance as well as the performance of the Company, such as the consummation of an important acquisition or financing, meeting or exceeding sales targets or recognition of superior performance.

        Stock Options Stock options are designed to align the interests of executives with those of the Company's stockholders. At this time, stock options are the only form of equity that an executive officer of the Company is entitled to receive. Stock option grants may be made to executive officers when one of the following events occurs: (i) upon initial employment, (ii) upon promotion to a new, higher position that entails increased responsibilities and accountability, (iii) for recognition of superior performance or (iv) as an incentive for continued service with the Company as well as continued superior performance.

Chief Executive Officer Compensation

        Mr. Moran does not have an employment agreement with the Company. He was the only executive officer to receive a bonus based upon his performance during fiscal 2003. The Compensation Committee determined that Mr. Moran was entitled to a bonus of $100,000 based upon, among other things, the consummation of the Medicine Made Easy transaction, a significant acquisition for the Company. Mr. Moran did not receive an increase in salary nor did he receive any stock options during the year ended December 31, 2003.

Executive Officer Compensation

        In addition to the factors mentioned above, the Compensation Committee's general approach in setting executive officer compensation is to seek to be competitive with other companies in the Company's industry and to get the best talent for the applicable management position. In determining bonuses, the Compensation Committee reviews the Company's performance as a whole as well as all of the executive officer's achievements. Other than the Company's former chief financial officer, no executive officers of the Company were employed by employment agreement during the year ended December 31, 2003. None of our executive officers were given cash bonuses during 2003. Stock options are awarded to executive officers by the Compensation Committee according to the factors mentioned above. None of our executive officers were granted stock options during 2003.

        The Compensation Committee feels that actions taken regarding executive compensation are appropriate in view of the individual and corporate performance.

Policy Regarding Section 162(m) of the Internal Revenue Code

        In the event total compensation for any named executive officer exceeds the $1 million threshold at which tax deductions are limited under Internal Revenue Code Section 162(m), the Compensation Committee intends to balance tax deductibility of executive compensation with its responsibility to retain and motivate executives with competitive compensation programs. As a result, the Compensation Committee may take such actions as it deems to be in the best interests of the stockholders, including (i) provide non-deductible compensation above the $1 million threshold; (ii) require deferral of a portion of the bonus or other compensation to a time when payment may be deductible by the Company; and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.

        This report by the Compensation Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act and shall not otherwise be deemed filed under such Acts.

Submitted by the Compensation Committee
of the Company's board of directors

James B. Hoover
John Pappajohn
Derace Schaffer, M.D.

Director Compensation

        Generally the Company's non-employee directors have each been granted options to purchase 50,000 shares of Common Stock pursuant to the Company's 1998 and 2002 Stock Option Plans as compensation for initially serving on the Company's Board of Directors. These options have an exercise price ranging from $2.00 to $6.00 per share approximating the fair market value as of the date of grant, and vest monthly in equal amounts over either a two or three year period, with the first installment vesting one month following the option grants so long as the director remains a member of the Company's Board of Directors. The non-employee directors are granted options to purchase 20,000 shares of Common Stock pursuant to the Company's 1998 and 2002 Stock Option Plans each additional year that any non-employee director is nominated to stand for re-election at the Company's annual meeting of stockholders. These options have an exercise price approximating the fair market value as of the date of grant, and vest monthly in equal amounts over a one year period. The Company's non-employee directors receive no other compensation for their service as directors. The Company does, however, reimburse the non-employee directors for expenses incurred in connection with attending meetings. Directors who are employees of the Company or its affiliates do not receive any compensation for their services as a director. Accordingly, Mr. Moran has not been compensated for his services as a director of the Company.

Employment Agreements

        Currently, the Company has no written employment agreements with any its executive officers.

Certain Relationships and Related Transactions

        During 2003, John Pappajohn and James Hoover, two of the Company's directors, purchased 115,000 shares of Series C convertible stock at $5.00 per share.

        On October 1, 2003, the Company issued 125,000 warrants, which have an exercise price of $5.00 per share, to a director of the Company in correction with a private placement that occured in April 2003. These warrants expire in October 2013.

        John Papajohn, a director of the Company has guaranteed a $1,500,000 loan from a bank. This loan accrues interest at Prime Rate per annum, with the full principal payable in March of 2005. The Prime Rate at December 31, 2003 was 4.00%.

STOCKHOLDER PROPOSALS

        Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission and with the Company's By-laws. Any such proposal for the 2005 annual meeting of stockholders must comply with applicable regulations. The Company intends to hold its 2005 annual meeting of stockholders in July 2005. Accordingly, stockholder proposals must be received by the Secretary, Allion Healthcare, Inc., 1660 Walt Whitman Road, Suite 105, Melville, New York, 11747, as follows:

(i) to be eligible for inclusion in the Company's proxy statement and form of proxy, it must be received no later than March 9, 2005; or

(ii) to be eligible to be presented from the floor for vote at the meeting (but not intended for inclusion in the Company's proxy materials), it must be received by May 23, 2005.

ANNUAL REPORTS

        A copy of the Company's annual report for the year ended December 31, 2003 on Form 10-KSB and Form 10-KSB/A is being mailed to each stockholder of record along with this Proxy Statement. Such report is not part of the Company's soliciting material.

OTHER MATTERS

        The Board of Directors knows of no other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Michael P. Moran Chairman, President, Chief Executive Officer and Secretary

Exhibit A

CHARTER FOR THE
CORPORATE GOVERNANCE/NOMINATING COMMITTEE
OF
THE BOARD OF DIRECTORS
OF
ALLION HEALTHCARE, INC.

PURPOSE:

The purpose of the Corporate Governance/Nominating Committee (the "Committee") of the Board of Directors (the "Board of Directors") of Allion Healthcare, Inc. (the "Company") shall be to assist the Board in identifying qualified individuals to become members of the Board and its committees, in monitoring process to assess the effectiveness of the Board of Directors, and in developing and implementing the Company's corporate governance guidelines.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

If required pursuant to any applicable listing standards, the Committee will be comprised solely of "independent directors," meaning those directors who are neither officers or employees of the Company or its subsidiaries nor have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and each of whom is otherwise "independent" under the rules of any listing standards applicable to the Company. Candidates to fill subsequent vacancies on the Committee shall be appointed by the Board of Directors based on nominations by the Committee. The members of the Committee will serve at the discretion of the Board of Directors. The Committee shall designate one member of the Committee as its chairperson (the "Committee Chair").

COMMITTEE AUTHORITIES AND RESPONSIBILITIES:

The operation of the Committee will be subject to the provisions of the By-laws of the Company and the Delaware General Corporation Law, each as in effect from time to time. The following are the duties and responsibilities of the Committee as may be modified by the Board from time to time:

1.	To lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for stockholder approval at the Company's annual meeting.

The Committee shall select individuals as director nominees who shall have the highest personal and professional ethics integrity and values, who shall be committed to representing the long-term interests of the stockholders and capable of an objective perspective, who shall have mature judgment and experience at policy-making levels, who shall be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and who shall be committed to serve on the Board of Directors for an extended period of time. The Committee shall consider the current composition of the Board of Directors and select nominees that fit the perceived needs of the Board of Directors in terms of independence (as defined by the listing standards applicable to the Company ), background and experience with public company governance, finance, marketing and the healthcare industry, as they are relevant to the Company's then current activities.

The Committee shall determine the current needs of the Board, and screen candidates to determine whether the nominee meets the general requirements. In the case of a stockholder nominee, before the Committee will screen the candidate the following information must be supplied: a current and complete CV, a statement of the candidate's share ownership and ten (10) references, including both professional and personal references. If this information is supplied, the Committee will subject the candidate to a similar screening process as is used for an internal nomination.

2.	To review the Board of Director's committee structure and to recommend to the Board of Directors for its approval directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

3.	To develop and recommend to the Board of Directors for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.

4.	To develop and recommend to the Board of Directors for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluations.

5.	The Committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion, subject to the approval of the Board of Directors and budget limitation set by the Board of Directors.

6.	With regard to each nominee approved by the Committee for inclusion on the Company's proxy card (other than nominees who are executive officers or who are directors standing for re-election), the Committee or the Committee Chair shall track information as to which one or more of the following categories of persons or entities recommended that nominees: stockholder, non-management director, chief executive officer, other executive officer, third-party search firm or other specified source.

7.	If the Company pays a fee to any third party to identify or evaluate or assist in identifying or evaluating, potential nominees, the Committee or the Committee Chair shall track disclosure information regarding the function performed by the third party.

8.	If the Committee received, by a date not later than the 120th calendar day before the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting, a recommendation of a candidate from a stockholder (or group of stockholders) that beneficially owned more than 5% of the Company's voting common stock for a least one year as of the date the recommendation was made, the Committee or the Committee Chair shall track information regarding identification of the candidate and the stockholder or group that recommended the candidates and disclosure information as to whether the Committee chooses to nominate the candidate. However, if the stockholder and candidate do not, at the time of recommendation, provide to the Company their written consent and, in the case of the stockholder, proof of required share ownership, neither identification nor disclosure is required.

9.	Any other responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board members and members of committees thereof or governance issues.

MEETINGS:

The Committee will meet in person or telephonically at least once per year at a time and place determined by the Committee Chair, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its Chair. The President and Chief Executive Officer, Chairman of the Board, Secretary, and Chief Financial Officer may attend any meeting or meetings of the Committee, except for portions of the meetings where such presence would be inappropriate, as determined by the Committee or its Chair. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. A quorum, consisting of a majority of the members of the Committee, must be present, in person or telephonically, at each meeting.

MINUTES:

The Committee shall maintain written minutes of its meetings, which shall be filed with the minutes the Board of Directors in the Minute Books of the Company.

REPORTS:

The Committee shall report its actions and recommendations to the Board of Directors after each Committee meeting and shall conduct and present to the Board of Directors an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board of Directors for approval.

Exhibit B

AMENDMENT NUMBER ONE
TO
ALLION HEALTHCARE, INC.
2002 STOCK INCENTIVE PLAN

        WHEREAS, Allion Healthcare, Inc. (the "Company") has adopted the 2002 Stock Incentive Plan (the "Plan"), which provides for the issuance of shares of common stock of the Company (the "Common Stock") pursuant to Awards granted thereunder;

        WHEREAS, the Company desires to amend the Plan (this "Amendment") to increase the authorized shares of Common Stock that may be issued pursuant to Awards granted under the Plan;

        WHEREAS, Section 20 of the Plan provides that the Board of Directors of the Company may modify or amend the Plan to increase the total number of shares of Common Stock which may be issued under the Plan, subject to stockholder approval; and

        WHEREAS, the approval of the Board of Directors has been obtained for this Amendment.

        NOW, THEREFORE,subject to approval by the stockholders of the Company, the Plan is hereby amended as follows:

        1. Section 25 of the Plan is hereby amended to replace the number "500,000" with "1,500,000," in the first sentence thereof.

        2. Except as expressly provided above, the terms and conditions of the Plan shall remain in full force and effect.

Executed and effective this 18th day of May, 2004.

ALLION HEALTHCARE, INC.

By: /s/ Michael P. Moran Name: Michael P. Moran Title: Chairman, President, Chief Executive Officer and Secretary

PROXY

ALLION HEALTHCARE, INC.

ANNUAL MEETING OF STOCKHOLDERS, JULY 20, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF ALLION HEALTHCARE, INC.

        The undersigned revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held on July 20, 2004 and the proxy statement, and appoints Michael P. Moran and James G. Spencer or either of them the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock or Preferred Stock of Allion Healthcare, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the 2004 annual meeting of stockholders of the Company to be held at the Company’s corporate headquarters located at 1660 Walt Whitman Road, Suite 105, Melville, New York, 11747, on July 20, 2004 at 8:30 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

1.	TO ELECT DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

_____	FOR all nominees listed below (except as marked to the contrary below).

Nominees:

John W. Colloton

James B. Hoover

Michael P. Moran

John Pappajohn

Derace Schaffer, M.D.

Harvey Z. Werblowsky

_____	WITHHOLD AUTHORITY to vote for all nominees listed above.

TO WITHHOLD AUTHORITY TO VOTE for any nominee or nominees, write the name of such nominee or nominees below:

_______________________________________

_______________________________________

_______________________________________

2.	TO APPROVE AMENDMENT NUMBER ONE TO THE 2002 STOCK INCENTIVE PLAN.

_____	FOR _____ AGAINST _____ ABSTAIN

3.	TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

_____	FOR _____ AGAINST _____ ABSTAIN

        The board of directors recommends a vote FOR the directors listed above in proposal 1 and a vote FOR all other proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the directors listed above in proposal 1 and FOR all other proposals.

NOTE ADDRESS CHANGE BELOW

        Please sign your name exactly as it appears hereon. If acting as an attorney, executor, trustee, or in other representative capacity, sign name and title.

Signature:
_____________________________________________________________________
Date:
_____________________________________________________________________
Signature:
_____________________________________________________________________
Number of Shares of Common Stock:
_____________________________________________________________________
Number of Shares of Series A Preferred Stock:
_____________________________________________________________________
Number of Shares of Series B Preferred Stock:
_____________________________________________________________________
Number of Shares of Series C Preferred Stock:
_____________________________________________________________________
Number of Shares of Series D Preferred Stock:
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